UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NIKA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

colorado
(State or other jurisdiction of incorporation or organization)

2834
(Primary Standard Industrial Classification Code Number)

90-0292940
(I.R.S. Employer Identification Number)

2269 Merrimack Valley Avenue, Henderson, NV 89044 (702)-326-3615
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

VentureVest Capital Corporation 558 Castle Pines Parkway B-4 Suite, Castle Pines, CO 80108 (303)-730-7939
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of conversion of securities: April 25, 2024

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and " emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus does not constitute an offer to sell or a solicitation of offers to buy these securities in any jurisdiction in which such offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. See "Where You Can Find Additional Information" on page 5 for a list of documents we have incorporated by reference into this prospectus. These documents are available without charge to security holders upon written or oral request made to the secretary of the company:

Clifford Redekop
Nika Pharmaceuticals, Inc
2269 Merrimack Valley Avenue,
Henderson, NV 89004
(702)-326-3615

Security holders must request this information no later than April 12, 2024.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION,
DATED APRIL 5, 2024

This prospectus relates to 8,940,893 shares of common stock which may be issued by us from time to time in connection with our merger with Nika Biotechnology, Inc., wherein Nika BioTechnology, Inc., has merged with Nika Pharmaceuticals, Inc. with Nika Pharmaceuticals being the surviving Company. Every issued and outstanding common share of Nika Biotechnology, Inc. will be reissued as Nika Pharmaceuticals common shares. Each issued and outstanding share of Nika Biotechnology, Inc. Preferred Shares will be reissued as Nika Pharmaceuticals, Inc. Preferred Shares on a two for one basis.

We will pay all of the expenses of preparing and filing the Merger documents. We do not expect to pay any underwriting discounts or commissions in connection with issuing these shares. Each shareholder is paying the exchange fee for their respective shares.

We may permit individuals or entities that have received or will receive shares of our common stock in connection with the acquisitions described above to use this prospectus to cover resales of those shares. If this happens, we will not receive any proceeds from the resale of such shares.

Our common stock is listed on the OTC Market Pink tier under the symbol NKPH.

A. INFORMATION ABOUT THE TRANSACTION

This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. As allowed by the Exchange Act Rules, this prospectus is in the form of an information statement. We are not asking you for a proxy and you are requested not to send us a proxy. No vote or other action of the company’s stockholders is required.

SUMMARY OF TRANSACTION

The following is a summary of the transaction described in detail in this Form S-4 as required by Item 503 of Regulation S-K. To become familiar with the complete information of this transaction, read the entire Form S-4.

The transaction between the registrant and the target is a market extension merger, the goal of which is to consolidate the entire pharmaceutical business under one entity that holds all markets. There are many benefits of the transaction, including, but not limited, to reduced transfer agent, OTC Markets, accounting, and other fees, lower volume of managerial work, unified marketing strategy, simplified way to attract investors, and larger public float. As both entities have the same management, bylaws, and articles of incorporation, there will be no changes to the structure post-merger. No new shares will enter the market, as there will be a one-to-one conversion of common stock of the target common stock into the registrant common stock.

There are no public offerings and sale of shares associated with this transaction, nor are there any underwriters engaged to perform tasks in relation to it.

INFORMATION STATEMENT SHAREHOLDERS OF NIKA PHARMACEUTICALS, INC.
AND NIKA BIOTECHNOLOGY, INC.

To the Stockholders of Nika Pharmaceuticals, Inc. (“Nika Pharma”), and Nika Biotechnology, Inc. (“Nika Bio”):

This is an Information Statement to all shareholders of Nika Pharma and Nika Bio, whereas, on February 12, 2024, Nika Pharma and Nika Bio resolved, through their respective board of directors as well as their majority shareholder, to merge the companies together (Merger), with Nika Bio as the target company, and Nika Pharma as the surviving company. We are not asking for a vote from our shareholders as the shareholder holding the majority vote in each company has voted on the Merger.

Nika Pharma was incorporated in the state of Colorado in 2000. Nika Pharma is a pharmaceutical company, which specializes in the treatment of HIV/AIDS, Chronic Hepatitis B and C, Rheumatoid Arthritis, Cancer, Diabetes, and all diseases, for which a strengthened cell immunity is of vital importance. NKPH specializes in the field of scientific research with the goal of creating and developing new drugs and dietary supplements. At this moment in time, NKPH's intellectual property includes six drugs in injection form - two of which have successfully undergone clinical trials with good treatment results - and eight dietary supplements. The goal of NKPH is to not only achieve corporate profits, but to also improve the quality of life of the population by providing better and easier access to life-saving medicinal drugs and useful dietary supplements.

Nika Bio was incorporated in the state of Nevada in 1999, is biotechnological company, which specializes in the treatment of AIDS, Chronic Hepatitis B and C, Rheumatoid Arthritis, Cancer, Diabetes, and all diseases, for which a strengthened cell immunity is of vital importance. The target specializes in the field of scientific research with the goal of creating and developing new drugs and dietary supplements. At this moment in time, NIKA's intellectual property includes six drugs in injection form - two of which have successfully undergone clinical trials with good treatment results - and eight dietary supplements.

On August 1, 2022, the companies entered into a Cooperation Agreement to develop a joint business while splitting the funding and the net profit in equal 50% parts. Both companies will profit from the production and distribution of six drugs in injection form dedicated for the treatment of AIDS, chronic hepatitis B and C, rheumatoid arthritis, and other viral and infectious diseases, in which a strong cell immunity is of utmost importance. Both companies will also share the profits from 8 dietary supplements – Physiolong, Carotilen, Fructin, Dry Boza, Biodetoxin, Silymaron, Hypocholestin, and Anthocylen C. On February 12, 2024, both companies resolved to merge the businesses in order to streamline the complimentary businesses and to, inter alia, facilitate the reduction of paperwork, and reduce expenditures.

Following the Merger, both companies will be publicly traded under the name of Nika Pharmaceuticals, Inc., under the trading symbol NKPH.

The shareholders of Nika Bio common shares will receive one share of Nika Pharma common share for each share of Nika Bio common share they currently hold. Each shareholder of Nika Bio preferred shares will receive one share of Nika Pharma preferred shares for every two Nika Bio preferred shares they currently hold.

By Order of the Board of Directors

/s/ ___Dimitar Slavchev Savov_____
Dimitar Slavchev Savov
Chief Executive Officer

QUESTIONS AND ANSWERS REGARDING THE MERGER

Q: Why are the companies merging?

A: As both companies share a business, have the same main investor and majority shareholders, whilst being managed by the same group of people, it is their desire to consolidate into one entity through a market extension merger in which the shareholders of both companies will retain the same number of shares, meaning that there will be a one-to-one conversion of the target’s common stock into the registrant’s common stock for the purposes of this transaction.

Q: Will the business of the surviving company remain the same?

A: Both Nika Pharmaceuticals and Nik BioTechnology are currently and jointly developing similar products in different markets, a merger will allow for a consolidated entity with an extended market.

Q: What are some benefits of the Merger?

A: Both companies have the same controlling shareholder, Dimitar Slavchev Savov, who is providing both with the financing to cover their administrative and development costs.

The board of directors and the officers of both companies is comprised of the same individuals and specialists.

The Merger will ease potential investors, as Nika Pharmaceuticals will own the entire business.

The Merger will ease the preparation of financial statements, the auditing, as well as any other mandatory disclosures required of a public company to the regulatory bodies and to the public.

The Merger will decrease the operational costs in half, which will free up funds for additional capital reserves and investments.

Q: Are there any differences in the rights of the common stock shareholders between the two companies?

A: There are no differences to the material rights of the common stock of the two companies. The Preferred A stock of both companies are also identical in terms of rights and designations, except for the number of votes that each share of Preferred A stock grants its holders; Preferred A stock of the registrant grants 1000 votes, whereas Preferred A stock of the target grant 500 votes, for which reason the conversion of Preferred A stock will be on a two-to-one basis, as to retain identical number of votes.

Q: Will the management change with the Merger of the companies?

A: Currently the management and the controlling shareholder are the same in both companies. Neither the management, nor the controlling shareholder will change.

Q: How will the shareholders of Nika BioTechnology, Inc. receive the shares of Nika Pharmaceuticals, Inc.?

A: If the shareholder of Nika BioTechnology, Inc. holds a physical certificate, they will need to send the certificate to the transfer agent of Nika Pharmaceuticals, Inc. at Securities Transfer Corporation, 2901 N. Dallas Parkway, Suite 380, Plano, TX 75093

(“Exchange Agent”, “Transfer Agent”), so the shares may be exchanged. If the shares are held as book entry shares, the Transfer Agent will exchange the shares on the books. The Exchange Agent will send out a Letter of Transmittal to each Shareholder, with detailed instructions regarding the exchange, which needs to be filled out and returned to STC along with the physical certificate, if applicable. There is no cut-off date, but Shareholders are encouraged to exchange their shares as promptly as possible.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-4 with respect to the shares of common stock being issued pursuant to this prospectus with the SEC in accordance with the Securities Act and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. For further information regarding us and the shares of common stock offered by this prospectus, we refer you to the full registration statement, including its exhibits and schedules, filed under the Securities Act.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.

We also file annual, quarterly and current reports with the SEC. You can read our SEC filings on the SEC’s website at http://www.sec.gov.

Our website address is http://www.nikapharmaceuticals.com There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

Item 3. Risk Factors.

Risk Factors:

Risks Related to Nika Pharmaceutical Inc.’s Business

Nika has a limited operating history, which makes it difficult to evaluate its prospects and future results of operations.

Nika was founded in 2000. As a result of its limited operating history, Nika’s ability to forecast its future results of operations is limited and subject to a number of uncertainties, including its ability to plan for and model future growth. Its historical revenue growth should not be considered indicative of its future performance. A number of factors could cause its growth rate to be adversely impacted, including any reduction in demand for its products, increased competition, contraction of its overall market, its inability to accurately forecast demand for its products, or its failure, for any reason, to capitalize on growth opportunities. Nika has encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If Nika’s assumptions regarding these risks and uncertainties, which it uses to plan its business, are incorrect or change, or if it does not address these risks successfully, its business will be harmed.

The market in which Nika Pharmaceuticals, Inc. operates is competitive and rapidly changing and Nika may be unable to compete successfully.

There are a number of companies that offer or may offer products, that compete in the market in which Nika operates. The market for Nika’s products, is characterized by intense competition, evolving industry and regulatory standards, emerging business and distribution models, price sensitivity on the part of customers, and frequent new products, including alternatives to certain of Nika’s products from other vendors which may be offered at significantly lower costs or free of charge. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase products to address the needs of Nika’s prospective customers. Furthermore, prospective customers may decide to develop competing products, or to establish, strategic relationships with Nika’s competitors.

Competition in the market in which Nika operates could adversely affect Nika’s operating results by reducing the volume of the products Nika licenses or sells, the prices Nika can charge or the obligations of Nika to incur expenses or capital costs associated with the development, acquisition or promotion of new products. If Nika is unable to develop new products to adapt to these changes and maintain Nika’s alignment with its customers, its business will suffer.

Nika’s products that it may introduce in the future, may not be widely accepted by its customers, may receive negative attention or may require Nika to compensate or reimburse third parties, any of which may lower its margins and harm its business.

Nika may introduce significant changes to its products including introducing new and unproven products. These new products may fail to have the desired effect and may initially suffer from performance and quality issues that may negatively impact Nika’s ability to market and sell such products. The short-and long-term impact of any major change to Nika’s products, or the introduction of new products, is particularly difficult to predict. If our current product, or any new products that Nika introduces fail engage, retain, and increase NIka’s base of customers, Nika may fail to generate sufficient revenue, operating margin, or other value to justify its investments in such products, any of which may harm its business.

Nika’s operating results may fluctuate significantly from period to period, and this may cause its stock price to decline.

Nika’s operating results may fluctuate materially in the future. These fluctuations may cause NIka’s results of operations to not meet the expectations of securities analysts or investors which would likely cause the price of its stock to decline. Factors that may contribute to fluctuations in operating results include:

•	increased expenditures incurred pursuing new product or market opportunities;

•	fluctuating sales by Nika’s customers to their end-users;

•	contractual counterparties failing to meet their contractual commitments to Nika;

•	introduction of new products by Nika or its competitors;

•	cybersecurity or data breaches;

•	reduction in the prices of Nika’s products in response to competition, market conditions or contractual obligations;

•	impairment of goodwill or intangible assets;

•	accounts receivable that are not collectible;

•	higher than anticipated costs related to agreed-upon prices contracts with Nika’s customers;

•	change in costs due to regulatory or trade restrictions;

•	expenses incurred in litigation matters, whether initiated by Nika or brought by third-parties against Nika, and settlements or judgments it is required to pay in connection with disputes; and

•	general economic trends as they affect the customer bases into which Nika and its customers operate.

Due to the foregoing factors, among others, Nika’s revenue and operating results may fluctuate significantly from period to period. Nika’s expense levels are based in significant part on its expectations of future revenue, and Nika may not be able to reduce its expenses quickly to respond to near-term shortfalls in projected revenue. Therefore, Nika’s failure to meet revenue expectations would seriously harm its operating results, financial condition, and cash flows.

There is no assurance that Nika will be able to continue as a going concern absent additional financing, which Nika, may not be able to obtain on favorable terms, or at all.

Nika has incurred operating losses since its inception and there can be no assurance if or when it will produce sufficient revenue from its operations to support its costs. Even if profitability is achieved in the future, Nika may not be able to sustain profitability on a consistent basis. Nika expects to continue to incur substantial losses and negative cash flow from operations for the foreseeable future. Nika’s financial statements included in this proxy statement/prospectus have been prepared assuming that it will continue as a going concern. However, Nika has concluded that, absent access to additional working capital, substantial doubt about its ability to continue as a going concern exists and Nika’s auditors have made reference to this in their audit report on Nika’s audited financial statements for the years ended December 31, 2023 and 2022. As a result, it may be more difficult for Nika to attract investors. Nika’s future is dependent upon its ability to obtain financing and upon future profitable operations from the sale of its products.

If Nika does not have sufficient funds to continue operations, it could be required to seek bankruptcy protection or other alternatives.

Any of these actions would likely result in Nika’s shareholders losing some or all of their investment in Nika.

Nika’s revenue growth depends in part on the success of its strategic relationships with third parties, including manufacturing and distributing partners, and if Nika is unable to maintain successful relationships with them, its business, operating results, and financial condition could be adversely affected.

Nika seeks to grow its partnerships as a way to grow its business. Nika anticipates that it will continue to establish and maintain relationships with third parties, such as manufacturers and distributors. Nika plans to continue to establish and maintain similar strategic relationships in certain industry verticals and otherwise, and it expects its partners to become an increasingly important aspect of its business. As Nika’s agreements with strategic partners terminate or expire, or if Nika is unable to enter into strategic relationships, Nika may be unable to renew or replace these agreements on comparable terms, or at all.

Nika may not be able to obtain capital when desired on favorable terms, if at all, or without dilution to its shareholders.

Nika operates in an emerging market, which makes Nika’s prospects difficult to evaluate. It is possible that Nika may not generate sufficient cash flow from operations or otherwise have the capital resources to meet Nika’s future capital needs. If this occurs, Nika may need additional financing to execute on its current or future business strategies, including to:

•	hire additional, sales and marketing professionals, and other personnel;

•	develop new or enhance products;

•	enhance Nika’s operating infrastructure; or

•	otherwise respond to competitive pressures.

If Nika raises additional funds through the issuance of equity or convertible debt securities, the percentage ownership of its shareholders could be significantly diluted, and these newly issued securities may have rights, preferences or privileges senior to those of existing shareholders, including those acquiring shares in this offering. Nika cannot assure you that additional financing will be available on terms favorable to Nika, or at all. If adequate funds are not available or are not available on acceptable terms, if and when needed, Nika’s ability to fund its operations, take advantage of unanticipated opportunities, develop or enhance its products, or otherwise respond to competitive pressures, would be significantly limited.

Nika may not be able to achieve its financial projections.

Nika’s financial projections and planning are based upon assumptions that Nika believes to be reasonable. Such assumptions may, however, be incomplete or inaccurate, and unanticipated events and circumstances may occur. For these reasons, actual results achieved during the periods covered may be materially and adversely different.

Even if the assumptions underlying Nika’s plans prove to be correct, there can be no assurances that Nika will not incur substantial operating losses or costs and expenses in excess of what was planned, while trying to attain its goals. However, there can be no assurances that Nika’s objectives will be realized if any of the assumptions underlying its plans prove to be inaccurate.

Investors should be aware that Nika has not conducted any independent market studies regarding its business plan, nor are any such studies currently planned. Any material differences from Nika’s projections could result in the loss of some or all of your investment.

The loss of one or more key members of Nika’s management team or personnel, or its failure to attract, integrate and retain additional personnel in the future, could harm its business and negatively affect its ability to successfully grow its business.

Nika is highly dependent upon the continued service and performance of the key members of Nika’s management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with Nika at any time, could disrupt Nika’s operations and significantly delay or prevent the achievement of its business objectives.

Additionally, if any of Nika’s key management team members were to leave, Nika could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. Nika cannot assure you that one or more key employees will not leave in the future. Nika intends to continue to hire additional highly qualified personnel, including research and development and operational personnel, but may not be able to attract, assimilate or retain qualified personnel in the future or may be required to pay increased compensation in order to do so. Any failure to attract, integrate, motivate and retain such employees could harm Nika’s business or impair Nika’s ability to timely meet business goals and objectives.

If Nika does not successfully anticipate market needs, enhance its products execute on delivering quality products, or develop new products that meet those needs on a timely basis, it may not be able to compete effectively and its ability to generate revenues will suffer.

Nika cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop product enhancements or new products to meet such needs or opportunities in a timely manner, if at all. Even if Nika is able to anticipate, develop and commercially introduce enhancements and new products, there can be no assurance that enhancements or new products will achieve widespread market acceptance; if this happens, the business could fail.

If Nika is unable to maintain and enhance its brand or reputation, its operating results may be adversely affected.

Nika believes that maintaining and enhancing its reputation as an innovator in the pharmaceutical space and that Nika operates in is critical to its relationship with its customers and its customers’ end-users and its ability to maintain customers and continue to attract new customers. The successful promotion of its brand will depend on multiple factors, including its marketing efforts, its ability to continue to deliver a superior product, and its ability to successfully differentiate its products from those of its competitors. Its brand promotion activities may not be successful or yield increased revenue. The promotion of its brand requires Nika to make substantial expenditures, and it anticipates that the expenditures will increase as its market becomes more competitive, as it expands into new geographies and vertical markets and as more sales are generated through its reseller partners. To the extent that these activities yield increased revenue, this revenue may not offset the increased expenses it incurs. If Nika does not successfully maintain and enhance its brand and reputation, its operating results may be adversely affected.

Other Information:

(a) The registrant is named Nika Pharmaceuticals, Inc. and the target company is named Nika BioTechnology, Inc. Both the registrant and the target company have their principal executive offices at an address at 2269 Merrimack Valley Avenue, Henderson, 89044 NV and telephone (702)-326-3615.

(b) Both companies are specialized in the field of pharmaceuticals and at this point of time on the basis of a Cooperation Agreement are developing a joint business while splitting the funding and the net profit in equal 50% parts. Both companies will profit from the production and distribution of six drugs in injection form dedicated for the treatment of AIDS, chronic hepatitis B and C, rheumatoid arthritis, and other viral and infectious diseases, in which a strong cell immunity is of utmost importance. Both companies will also share the profits from 8 dietary supplements – Physiolong, Carotilen, Fructin, Dry Boza, Biodetoxin, Silymaron, Hypocholestin, and Anthocylen C.

(c) As both companies share a business, have the same main investor and majority shareholders, whilst being managed by the same group of people, it is their desire to consolidate into one entity through a market extension merger in which the shareholders of both companies will retain the same number of shares, meaning that there will be a one-to-one conversion of the target’s common stock into the registrant’s common stock for the purposes of this transaction.

(g)

	Registrant	Target
Historical Basis	$140,000	$145,641
Equivalent per share basis as of 02.11.2024	-	0.20 $

(h) Dimitar Slavchev Savov, who is also a director and executive officer, holds 100% of the outstanding Preferred A stock in both registrant and target, as well as 37% of the outstanding common stock in the registrant and 69% of the outstanding common stock of the target. ACFT LLC, which is managed by Clifford P. Redekop who is a director and officer in both companies, owns 17% of the outstanding common stock in the registrant, as well as 2% in the target.

To approve the merger, a majority vote of a minimum of 51% is necessary.

(i) Pursuant to CO Code § 7-111-103 and NRS § 92A.120, the merger must be approved by the board of directors of both companies, as well as a majority vote by the shareholders by both companies. The registrant must also file a Issuer Related Action Notification Form with FINRA via the Corporate Actions Management Platform. As of the date of this filing, the registrant and target have complied with the above requirements.

(j) Stockholders of the target have a right to dissent pursuant to NRS 92A.380. Refer also to Item 19 of this Form.

(k) Refer to Item 4 (a) (6).

Item 4. Terms of the Transaction.

(a) We are hereby providing a summary of the material features of the merger. The summary includes:

(1)	The two companies shall merge as quickly as practicable, whereby the holders of common stock in the target shall convert their stock into shares of common stock in the registrant on a one-to-one basis. The holders of Preferred A stock in the target shall convert their stock into shares of Preferred A stock in the registrant on a two-to-one basis, meaning that they will receive 1 Preferred A stock in the registrant for every 2 Preferred A stock owned in the target.

(2)	The registrant and the target are currently jointly developing the same products in different markets, so a merger will allow for a consolidated entity with an extended market. There are other benefits including, but not limited to:

•	Both companies have the same majority control shareholder, Dimitar Slavchev Savov who is providing both with the necessary financing to cover their administrative and development cost during the early stages of the companies;
•	The board of directors and the officers of both companies is comprised by the same individuals – specialists;
•	The merger will ease potential investors, as the Surviving Entity will own the entire business and there will be no confusion in which company to invest in;
•	The Merger will ease the marketing strategy of the Target and the Survivor and will help ease the dissemination of all useful information to investors and the public;
•	The Merger will ease the preparation of financial statements, the auditing, as well as any other mandatory disclosures to the regulatory bodies and the public;
•	The Merger will make it easier for investing in both the main properties – factory, laboratories for scientific research, etc. – as well as in the acquirement of new patents for medicines and dietary supplements, and their development and release on the market;
•	The Merger will decrease the operational costs in half, which will free up funds for additional capital reserves and investments;
•	All rights and ownership in joint subsidiaries and other assets will be consolidated in the Surviving Entity, which will ease the control of the subsidiaries.

(3)	The common stock of the target are securities for which bid and offer quotations are reported under the trading symbol “NIKA” in an automated quotations system operated by OTC Markets;

(4)	There are no differences to the material rights of the common stock of the two companies. The Preferred A stock of both companies are also identical in terms of rights and designations, except for the number of votes that each share of Preferred A stock grants its holders; Preferred A stock of the registrant grants 1000 votes, whereas Preferred A stock of the target grant 500 votes, for which reason the conversion of Preferred A stock will be on a two-to-one basis, as to retain identical number of votes

(5)	The transaction will be treated by the registrant as a merger under the acquisition method of accounting for business combination in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. For accounting purposes, the registrant Nika Pharmaceuticals, Inc. is considered to be acquiring Nika BioTechnology, Inc.

(6)	The registrant and the target intend that the merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code. However, neither company makes any representations or warranties regarding the tax treatment of the merger, or any of the tax consequences relating to the merger, or any of the other transactions or agreements contemplated in conjunction of the merger. Each company acknowledges that it is relying solely on its own tax advisors in connection with the merger, and the other transactions conjunctly contemplated.

(b) No report, opinion or appraisal materially relating to the transaction has been received from an outside party.

(c) The contents of the Agreement and Plan of Merger (“Plan of Merger”) dated February 12, 2024, as well as its contents,have been incorporated by reference and the Plan of Merger has been provided as Exhibit 2.1 herein
.

Item 5. Pro Forma Financial Information.

NIKA PHARMACEUTICALS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 12, 2024, the Company (OTCMKTS: NKPH) signed an Agreement and Plan of Merger (the “Merger”) with Nika BioTechnology, Inc. (OTCMKTS: NIKA). Pursuant to the Merger agreement Nika BioTechnology, Inc., (the Target company), will be merged with and into the Company, the separate corporate existence of the Target shall cease, and the Company shall continue as the surviving consolidated entity.

The Company will issue the target 204,205,027 shares of NKPH common stock and 5,000,000 shares of NKPH Preferred stock in exchange for all of the issued and outstanding shares of both the preferred and common stock of the Target company.

As both companies have the same controlling shareholder the merger will be accounted for as a common control acquisition.

The notes to the unaudited pro forma condensed combined financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the acquisition been completed as of the dates presented and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements also do not include any integration costs, cost overlap or estimated future transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Merger, factually supportable and expected to have a continuing impact on the results of the combined company. The adjustments that are included in the following unaudited pro forma condensed combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

NIKA PHARMACEUTICALS, INC.
Unaudited Pro Forma Condensed Combined Balance Sheets
As of December 31, 2023

	Nika	Nika
	Pharmaceuticals,	Biotechnology	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash	$19,596	$—	$—		$19,596
Total Current Assets	19,596	—	—		19,596

Cooperation Agreement	—	176,691	—		176,691
Minority Interest Europe	—	10,000	—		10,000
Total Other Assets	—	186,691	—		186,691

Total Assets	$19,596	$186,691	$—		$206,287

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses	$—	$43,289	$—		$43,289
Due to related party	101,745	—	—		101,745
Total Current Liabilities	101,745	43,289	—		145,034

Total Liabilities	101,745	43,289	—		145,034

Shareholders’ Equity (Deficit):
Preferred Stock; par value $0.0001; 10,000,000 shares authorized; 10,000,000 shares issued and outstanding	1,000	—	500	(1)	1,500
Preferred stock, par value $.001; 10,000,000 authorized; 10,000,000 issued and outstanding	—	10,000	(10,000)	(1)	—
Common Stock; par value $0.0001; 2,700,000,000 shares authorized; 876,090,000 shares issued and outstanding	87,609	—	20,421	(1)	108,030
Common stock, par value $.001; 500,000,000 authorized, 204,205,027 a issued and outstanding	—	204,205	(204,205)	(1)	—
Additional paid-in-capital	3,229,489	5,174,079	193,284	(1)	8,596,852
Accumulated deficit	(3,400,247)	(5,244,882)	—		(8,645,129)
Total Shareholders’ Deficit	(82,149)	143,402	—		61,253

Total Liabilities and Shareholders’ Deficit	$19,596	$186,691	$—		$206,287

NIKA PHARMACEUTICALS, INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2023

	Nika
	Pharmaceuticals,	Nika	Pro Forma		Pro Forma
	Inc.	Biotechnology Inc.	Adjustments	Notes	Combined
Operating Expenses:
General and administrative	$64,833	$14,815	$—		$79,648
Total operating expenses	64,833	14,815	—		79,648

Loss from operations	(64,833)	(14,815)	—		(79,648)

Net loss	$(64,833)	$(14,815)	$—		$(79,648)

Net loss per common share, basic and diluted	$(0.00)				$(0.00)

Weighted average number of common shares outstanding, basic and diluted	876,090,000				1,080,294,027

NIKA PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma balance sheet and statement of operations for the periods presented, is based on the financial statements of the Company and Nika BioTechnology, Inc., after giving effect as if the Company’s acquisition of Nika BioTechnology, Inc. was consummated on February 12, 2024, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTE 2 - ACQUISITION

On February 12, 2024, the Company (OTCMKTS: NKPH) signed an Agreement and Plan of Merger (the “merger”) with Nika BioTechnology, Inc. (OTCMKTS: NIKA). Pursuant to the merger agreement Nika BioTechnology, Inc., (the Target company), will be merged with and into the Company, the separate corporate existence of the Target shall cease, and the Company shall continue as the surviving consolidated entity.

Previously on August 1, 2022, the Company signed a Cooperation Agreement with the Target company. Pursuant to that agreement, all development of the prescription drug TNG, the dietary supplements Physiolong and Carotilen, as well as any future acquired other patents for prescription drugs and dietary supplements, was to be jointly developed by the parties. The costs of production and distribution will be financed by both parties in equal parts. The net profit – after deduction of all expenses and taxes – will be distributed between the parties in equal parts.

With both companies specializing in the field of pharmaceuticals the combined companies will now work as one for the production and distribution of ITV-1, ITV-2, ITV-3, ITV-4, ITV-5 and TNG, which are drugs in injection form dedicated for the treatment of AIDS, chronic hepatitis B and C, rheumatoid arthritis, and other viral and infectious diseases, in which a strong cell immunity is of utmost importance. The merged Company will also share the profits from 8 dietary supplements - Physiolong, Carotilen, Fructin, Dry Boza, Biodetoxin, Silymaron, Hypocholestin, and Anthocylen C.

NOTE 3 - PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1)	Adjustment to issue the target 204,205,027 shares of common stock and 5,000,000 shares of Preferred stock in exchange for all to the issued and outstanding shares of both the preferred and common stock of the target company.

Item 6. Material Contracts with the Company Being Acquired.

On August 1, 2022, the registrant signed a Cooperation Agreement with the target. Pursuant to the agreement, all development of the prescription drug TNG, the dietary supplements Physiolong and Carotilen, as well as any future acquired other patents for prescription drugs and dietary supplements, shall be jointly developed by the parties. The costs of production and distribution will be financed by both parties in equal parts. The net profit – after deduction of all expenses and taxes – will be distributed between the parties in equal parts. The agreement is for a period of 15 years. Subsequently, the registrant had acquired licenses for further five prescription drugs, as well as further six dietary supplements, all of which are to be jointly developed with the target pursuant to the Cooperation Agreement.

Item 7. Additional Information Required for Reoffering by Persons and Parties Deemed to Be Underwriters.

There shall be no reoffering by persons and parties deemed to be underwriters.

Item 8. Interests of Named Experts and Counsel.

Certain legal matters in connection with the shares of common stock offered hereby have been passed upon for us by Sharon Mitchell of SD Mitchell & Associates, PLC.

The audited consolidated financial statements as of December 31, 2023 and for the year then ended, incorporated by reference in this prospectus, have been audited by Fruci & Associates II, PLLC, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

No expert or counsel has a substantial interest exceeding $50,000.

Item 9. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

A. INFORMATION ABOUT THE REGISTRANT

Item 13. Incorporation of Certain Information by Reference.

The registrant meets the requirements of Form S-3 and elects to furnish information in accordance with the provisions of Item 12 of this Form:

(a)	The registrant is hereby incorporating by reference into the prospectus, means of a statement to that effect in the prospectus listing all documentsso incorporated, the documents listed in paragraphs (1) and (2) of this Items.

(1)	The registrant’s Annual Report on Form 10-K for the period ended December 31, 2023 as filed with the SEC on
April 1, 2024 is incorporated by reference into this Item.

(2)	Since the filling of the Annual Report on Form 10-K for the period ended December 31, 2023 as filed with the SEC on
April 1, 2024, the registrant has not filed any other disclosures with the SEC.

(b)	The registrant also may state, if it so chooses, that specifically described portions of its annual or quarterly report to security holders, other than those portions required to be incorporated by reference pursuant to paragraphs (a)(3) and (4) of this Item, are not part of the registration statement. In such case, the description of portions that are not incorporated by reference or that are excluded shall be made with clarity and in reasonable detail.

(c)	The registrant, being an electronic filer, is electing to deliver and incorporate by reference all of the quarterly or annual report to security holders pursuant to this Item and is filing as an exhibit such quarterly or annual report to securityholders that are incorporated by reference, in electronic format.

(d)	Refer to the following information:

(1)	The registrant is hereby identifying the reports and other information that it files with the SEC by reference to Item 13(a); and

(2)	The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www. sec.gov). The internet address of the registrant’s SEC reports is https://www.sec.gov/edgar/browse/?CIK=0001145604 and the registrant’s website is www.nikapharmaceuticals.com

B. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 17. Information with Respect to Companies Other Than S-3 Companies.

(b)	If the company being acquired is not subject to the reporting requirements of either Section 13(a) or 15(d) of the Exchange Act; or, because of Section 12(i) of the Exchange Act, has not furnished an annual report to security holders pursuant to Rule 14a-3 (§240.14a-3 of this chapter) or Rule 14c-3 (§240.14c-3 of this chapter) for its latest fiscal year; furnish the information that would be required by the following if securities of such company were being registered:

(1)	The target is a biotechnological company, which specializes in the treatment of AIDS, Chronic Hepatitis B and C, Rheumatoid Arthritis, Cancer, Diabetes, and all diseases, for which a strengthened cell immunity is of vital importance. The target specializes in the field of scientific research with the goal of creating and developing new drugs and dietary supplements. At this moment in time, NIKA's intellectual property includes six drugs in injection form - two of which have successfully undergone clinical trials with good treatment results - and eight dietary supplements;

(2)	The common stock of the target was previously publicly traded on OTC Markets PINK with a trading symbol NIKA. As of the last date of trading on the PINK, the share price was $0.20 with approximately 198 holders of record and no dividends to be provided;

(3)	[Reserved]

(4)	[Reserved]

(5)	The information required is incorporated by reference to Note 4 of the target’s Annual Report in the form of Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the period ending December 31, 2023 filed with OTC Disclosure & News on February 16, 2024 and provided as Exhibit 13.4 herein.

(6)	There were no changes in or disagreements with accountants on accounting and financial disclosure in the last two fiscal years;

(7)	The financial statements of the target for the latest fiscal year are in conformity with GAAP, along with the financial statements prepared in conformity with GAAP for both of the two fiscal years before the latest fiscal year have been provided herein as Exhibits 13.4, 13.2, 13.3 respectively.

(8)	The information required by this subsection is incorporated by reference to the target’s Quarterly Report in the form of Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the period ending September 30, 2023 filed with OTC Disclosure & News on November 3, 2023 and provided as Exhibit 13.5 herein.

(9)	Schedules required by Rules 12-15, 28 and 29 of Regulation S-X are not applicable as the target company does not have investments other than investments in related parties, does not own any real estate, and does not have mortgage loans on real estate.

(10)	The target is a smaller reporting company. A smaller reporting company, as defined by § 229.10(f)(1), is not required to provide quantitative and qualitative disclosures about market risk.

C. VOTING AND MANAGEMENT INFORMATION

Item 19. Information if Proxies, Consents or Authorizations are not to be Solicited or in an Exchange Offer.

(a)	As no consents are solicited, the registrant is furnishing the following information:

(1)	Proxies are not to be solicited;

(2)	There shall be no meeting of shareholders in relation to this transaction.

(3)	Holders of common stock in the target have a dissenters’ right pursuant to the provisions of NRS 92A.380, which right must be exercised within 30 calendar days after dissenters’ notice is provided pursuant to NRS 92A.430. Any holder of stock who has gone through the conversion process should be considered to have agreed to the merger and to have waived their right to dissent.

(4)	The security holders will receive no extra or special benefit not shared on a pro rata basis by all other holders of the same class.;

(5)	With respect to the registrant, information required by Item 6 of Schedule 14A is incorporated by reference from the registrant’s Annual Report on Form 10-K for the period ended December 31, 2022 as filed with the SEC on April 10, 2023. With respect to the target, there are 10,000,000 outstanding Preferred A stock with Dimitar Slavchev Savov holding 100% of the Preferred A stock, and 204,205,027 outstanding common stock with Dimitar Slavchev Savov holding 69% of the common stock of the target.

(6)	The transaction requires a majority vote for approval, which may also be provided alternatively by written consent of the majority shareholders in each company without the need for a shareholder vote;

(7)	The information in this subsection shall be incorporated by reference from the Annual Report on Form 10-K for the period ended December 31, 2023 as filed with the SEC on April 1, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The officers, directors, affiliates, control persons, employees, agents and representatives of both the registrant and the target are indemnified against all claims, losses, liabilities, damages, deficiencies, costs, interest, awards, judgments, penalties, and expenses, including attorneys’ and consultants’ fees and expenses.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements made in this prospectus that are not statements of historical fact are forward-looking statements. In addition, from time to time, we and our representatives may make statements that are forward- looking. All forward-looking statements involve risks and uncertainties. This section provides you with cautionary statements identifying, for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, important factors that could cause our actual results to differ materially from those contained in forward-looking statements made in this prospectus or otherwise made by us or on our behalf. You can identify these forward-looking statements by forward-looking words such as "expect", "anticipate", "intend", "plan", "may", "will", "believe", "seek", "estimate", and similar expressions. You are cautioned not to place undue reliance on these forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from estimates contained in our forward-looking statements:

•	material changes in the demand from larger customers, including customers with which we have national or multi-national arrangements
•	availability of temporary workers or workers with the skills required by customers increases in the wages paid to temporary workers competitive market pressures, including pricing pressures our ability to successfully expand into new markets or offer new service lines
•	our ability to successfully invest in and implement information systems
•	unanticipated technological changes, including obsolescence or impairment of information systems
•	changes in customer attitudes toward the use of staffing services
•	government, tax or regulatory policies adverse to the employment services industry
•	general economic conditions in domestic and international markets
•	interest rate and exchange rate fluctuations
•	difficulties related to acquisitions, including integrating the acquired companies and achieving the expected benefits
•	factors discussed in this prospectus under the heading "Risk Factors"
•	other factors that may be disclosed from time to time in our SEC filings or otherwise

Some or all of these factors may be beyond our control. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward- looking statement to reflect events or circumstances after the date on which the statement is made.

Item 21. Exhibits

(a)	Exhibits
2.1	Agreement and Plan of Merger between Nika Pharmaceuticals, Inc. and Nika BioTechnology, Inc. dated February 12, 2024
3.1	Articles of Incorporation of Nika Pharmaceuticals, Inc.
3.2	Bylaws of Nika Pharmaceuticals, Inc.
5.1	Opinion of SD Mitchell & Associates, PLC as to the validity of the securities being registered
13.1	Unaudited Pro Forma Condensed Combined Financial Statements
13.2	Annual Report in the form of Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the period ending December 31, 2022 filed April 23, 2023
13.3	Annual Report in the form of Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the period ending December 31, 2021 filed February 26, 2022
13.4	Annual Report in the form of Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the period ending December 31, 2023 filed on February 16, 2024
13.5	Quarterly Report in the form of Disclosure Statement Pursuant to the Pink Basic Disclosure Guidelines for the period ending September 30, 2023 filed on November 3, 2023
23.1	Consent of Fruci & Associates II, PLLC independent registered public accounting firm
23.2	Consent of SD Mitchell & Associates, PLC, (included in Exhibit 5.1 hereto)
107	Calculation of Filing Fee Table

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

• to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

• to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement); and

• to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

• any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

• any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

• the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

• any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sofia, Bulgaria, on April 5, 2024.

NIKA PHARMACEUTICALS, INC.
(Registrant)
By	/s/ Dimitar Slavchev Savov
Dimitar Slavchev Savov

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dimitar Slavchev Savov
(Signature)
Dimitar Slavchev Savov
CEO, CFO, Treasurer, Director
April 5, 2024
(Date)

/s/ Clifford Redekop
(Signature)
Clifford P. Redekop
Secretary and Director
April 5, 2024
(Date)